SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                     (Amendment No. [  ])

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the Appropriate Box:

[  ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[x]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-
12

               UNION NATIONAL FINANCIAL CORPORATION

                           P.O. Box 567
                       101 East Main Street
                  Mount Joy, Pennsylvania  17552

             _________________________________________

             PROXY STATEMENT FOR THE ANNUAL MEETING OF
             SHAREHOLDERS TO BE HELD ON APRIL 24, 2002
             _________________________________________


The corporation is mailing this proxy statement to shareholders on or about March 25, 2002.

                         Table of Contents

                                                             Page
GENERAL INFORMATION                                            1
   Date, Time and Place of Annual Meeting                      1
     Description of the Corporation                            1
VOTING PROCEDURES                                              1
     Solicitation and Voting of Proxies                        1
     Voting Procedure for Stock Held in DRIP                   2
     Revocability of Proxy                                     2
     Voting Securities and Record Date                         2
     Quorum                                                    3
     Votes Required for Approval                               3

BENEFICIAL OWNERSHIP OF THE CORPORATION'S STOCK BY PRINCIPAL
SHAREHOLDERS AND MANAGEMENT                                    3
     Principal Shareholders                                    3
     Share Ownership by the Directors, Executive Officers and
     Nominees                                                  4

PROPOSAL:  ELECTION OF DIRECTORS                               6

MANAGEMENT                                                     7
     Governance                                                7
     Directors                                                 7
     Committees of the Board of Directors                      10
     Report of the Audit Committee                             13
     Cash Compensation of Directors                            15
     1999 Independent Directors Stock Option Plan              16
     Procedure for Nominating Directors                        16
     Executive Officers of the Corporation                     17
     Executive Officers of the Bank                            18

EXECUTIVE COMPENSATION                                         19
     Option Grants in Fiscal Year 2001                         21
     Option Exercises in 2001 and Year-End Option Values       21
     401(k) Profit Sharing Plan                                22
     Employment Contracts                                      23
     Compensation Committee Report on Executive Compensation   24
          Chief Executive Officer Compensation                 25
          Executive Officers                                   25
     Compensation Committee Interlocks and Insider
     Participation                                             26
     Shareholder Return Performance Graph                      27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                 28

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE        28

LEGAL PROCEEDINGS                                              29

INDEPENDENT AUDITORS                                           29

SHAREHOLDER PROPOSALS AT THE 2003 ANNUAL MEETING               30

OTHER MATTERS                                                  30

ADDITIONAL INFORMATION                                         30

                       GENERAL INFORMATION

Date, Time and Place of Annual Meeting
______________________________________

     Union National Financial Corporation, a Pennsylvania business corporation and registered bank holding company, is furnishing this proxy statement in connection with the solicitation by its Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the corporation. The Annual Meeting will be held on Wednesday, April 24, 2002, at 10:00 a.m., Eastern Time, at The Gathering Place, 6 Pine Street, Mount Joy, Pennsylvania 17552.

Description of the Corporation
______________________________

     Union National Financial Corporation was established in 1986 as the bank holding company for Union National Mount Joy Bank, which changed its name in 1998 to Union National Community Bank. Union National Community Bank is the corporation's wholly-owned sole subsidiary. The bank's wholly-owned subsidiary, Union National Insurance Agency, Inc., was formed in 2001.

     The principal executive office of the corporation is located at Union National Community Bank, 101 East Main Street, Mount
Joy, Pennsylvania 17552. The telephone number for the corporation is (717) 492-2222. Please direct all shareholder inquiries to Mark D. Gainer, President and Chief Executive
Officer of the corporation.


                       VOTING PROCEDURES

Solicitation and Voting of Proxies
__________________________________

     The Board of Directors of the corporation is soliciting this proxy for use at the 2002 Annual Meeting of Shareholders of Union National Financial Corporation. We are first sending this proxy statement and the enclosed form of proxy to shareholders of the corporation on or about March 25, 2002.

     The corporation will pay for preparing, assembling, printing, mailing and soliciting proxies and any additional material that it sends to shareholders. The directors, officers and other employees of the corporation may solicit proxies in person or by mail, telephone, telecopy, telex or other electronic means. The corporation will not pay any additional compensation for this solicitation. The corporation will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the owners of stock held by these persons and will reimburse these persons for their reasonable forwarding expenses.

     By properly completing the form of proxy, a shareholder appoints the persons designated on the proxy as proxy holders to vote his or her shares as the shareholder specifies on the proxy. Unless the shareholder specifies a choice on the proxy as to how his or her shares will be voted on a particular matter, the proxy holders will vote the shares represented by any proxy FOR the election of the three nominees for Class C Director named below.

Voting Procedure for Stock Held in DRIP
_______________________________________

     If a shareholder is a participant in the corporation's Dividend Reinvestment and Stock Purchase Plan (the DRIP), the enclosed proxy will not serve as a voting instruction card for the shares held in the DRIP. Instead, the Trust Department of the bank, as the administrator of the DRIP, will send these participants separate voting instruction cards covering the shares held within the DRIP. A shareholder must sign and return these separate voting instruction cards, or the shares held in the DRIP will not be voted.

Revocability of Proxy
_____________________

     A shareholder who executes and returns a proxy, or a voting instruction card for shares held in the DRIP, may revoke the proxy at any time before it is voted by:

     *  Giving written notice of the revocation to Carl R.
Hallgren, Secretary, Union National Financial Corporation, at
P.O. Box 567, 101 East Main Street, Mount Joy, Pennsylvania
17552;

     * Executing a later-dated proxy and delivering the later proxy to the above-named Secretary of the corporation; or

     * By attending the Annual Meeting and voting in person after giving written notice to the above-named Secretary of the corporation.

Voting Securities and Record Date
_________________________________

     Only holders of common stock on the corporation's records as of the close of business on March 20, 2002, may vote at the Annual Meeting. At the close of business on March 20, 2002, the corporation had issued and outstanding approximately 2,576,374 shares of common stock, par value $0.25 per share, the only authorized class of stock. As of March 20, 2002, the corporation had approximately 179,382 shares of common stock held in treasury as issued but not outstanding shares.

     On all matters to come before the Annual Meeting, each whole share of common stock will entitle its holder to one vote.
Cumulative voting rights do not exist in the election of directors.

Quorum
______

     To transact business at the Annual Meeting, a "quorum" of shareholders must be present. Under Pennsylvania law and the corporation's bylaws, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum. The corporation will count votes withheld and abstentions when determining the presence of a quorum for the particular matter. The corporation will not count broker non-votes when determining the presence of a quorum. A broker non-vote occurs when a broker nominee, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. Those shareholders present, in person or by proxy, may adjourn the meeting to another time and place if a quorum is lacking.

Votes Required for Approval
___________________________

     Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by all shareholders, in person or by proxy, who are entitled to vote will be sufficient to approve and adopt any other proposals that may properly come before the Annual Meeting. Abstentions and broker non-votes do not count as votes cast in calculating the required majority. Also, abstentions and broker non-votes have the effect of reducing the number of affirmative votes required to approve a proposal because they reduce the number of votes cast, from which the required majority is calculated.


         BENEFICIAL OWNERSHIP OF THE CORPORATION'S STOCK
            BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders
______________________

     As of March 20, 2002, we know of no shareholder who owns more than 5% of the corporation's outstanding common stock, either on the corporation's records or indirectly as a beneficial owner.

Share Ownership by the Directors, Executive Officers and Nominees
_________________________________________________________________

     The following table sets forth, as of March 20, 2002, the
amount and percentage of the common stock of the corporation beneficially owned by:

     *  Each director,
     *  Each executive officer named in the Summary Compensation
        Table below under "Executive Compensation",
     *  Each nominee for Class C Director, and
     *  All executive officers and directors as a group.

     The reporting individuals and the corporation have provided this information.

                                              Percent of
Name of Individual      Amount and Nature     Outstanding Common
or Identity of          of Beneficial         Stock Beneficially
Group                   Ownership (1)(2)      Owned (3)
__________________      _________________     ___________________
Class A Directors:
Franklin R. Eichler         34,072(4)               1.28%
Mark D. Gainer              35,210(5)               1.32%
Darwin A. Nissley            6,072(6)                 *

Class B Directors:
Carl R. Hallgren            18,893(7)                 *
David G. Heisey             32,302(8)               1.21%
Daniel H. Raffensperger     15,100(9)                 *
Lloyd C. Pickell             3,269(10)                *

Class C Directors and
Nominees for Class C Director:
William E. Eby              20,207(11)                *
Benjamin W. Piersol, Jr.     5,228(12)                *
Donald H. Wolgemuth         53,061(13)              1.99%

Executive Officers Named
in the Summary Compensation Table
Who are Not Directors:**
Michael A. Frey             18,226(14)                *
Clement M. Hoober           16,485(15)                *
All Executive Officers and Directors
as a Group (13 persons)*** 262,926                  9.86%
________________________
* Less than 1% beneficially owned.
** Summary Compensation Table appears below under "Executive
Compensation."
*** This listing includes an executive officer whose annual
income does not exceed $100,000.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 20, 2002. However, options granted on December 13, 2001, under the 1997 Stock Incentive Plan, which will become exercisable on June 13, 2002, are also included. Each individual has the right to disclaim beneficial ownership of certain of the securities.

(2)  Rounded to the nearest whole share.

(3) The calculation of percentages of outstanding common stock is based on the approximately 2,576,374 shares outstanding as of March 20, 2002, plus 90,965 shares of common stock subject to options held by the respective persons on March 20, 2002 and which will become exercisable by June 13, 2002.

(4) Includes 30,765 shares held individually by Mr. Eichler and options to purchase 3,307 shares.

(5)  Includes approximately 2,633 shares held individually by Mr.
Gainer, 463 shares held individually by his spouse, options to purchase 32,054 shares, and 60 shares held individually by his daughter.

(6) Includes 4,464 shares held individually by Mr. Nissley, 220 shares held by his sons, and options to purchase 1,388 shares.

(7)  Includes 11,322 shares held individually by Mr. Hallgren,
4,264 shares held by his daughter and options to purchase 3,307 shares.

(8) Includes 2,000 shares held individually by Mr. Heisey, 9,766 shares held in a self-directed IRA for Mr. Heisey, 13,039 shares held individually by his spouse, 4,190 shares held in an IRA by his spouse and options to purchase 3,307 shares.

(9)  Includes approximately 7,912 shares held individually by Mr.
Raffensperger, 3,983 shares held in a 401(k) plan, options to purchase 2,205 shares, and 1,000 shares held as Trustee for Elizabeth Raffensperger, TUA.

(10) Includes approximately 3,000 shares of common stock held individually by Mr. Pickell and approximately 269 shares held jointly with his spouse.

(11)  Includes 1,686 shares held individually by Mr. Eby, 15,214 shares held jointly with his spouse and options to purchase 3,307 shares.

(12) Includes approximately 3,023 shares held individually by Mr. Piersol and options to purchase 2,205 shares.

(13)  Includes 47,902 shares held individually by Mr. Wolgemuth,
1,852 shares held individually by his spouse and options to purchase 3,307 shares.

(14) Includes 220 shares held individually by Mr. Frey and options to purchase 18,006 shares.

(15) Includes 54 shares held individually by Mr. Hoober, 115 shares held jointly with his spouse, and options to purchase
16,316 shares.

                            PROPOSAL:
                      ELECTION OF DIRECTORS

     Section 10.2 of the bylaws provides for a Board of Directors consisting of not less than seven nor more than 25 members. The bylaws further provide that the Board of Directors be classified into three classes. Each class is elected for a term of three years. The terms of the separate classes expire in successive years. Within these limits, the Board of Directors has authority to fix the number of directors and their classifications. The Board of Directors has fixed the number of Board members at ten, with three directors in Class A, four directors in Class B, and three directors in Class C.

     Section 11.1 of the bylaws provides further that a majority of the remaining members of the Board of Directors, may select and appoint directors to fill vacancies, even if the number of remaining members is less than a quorum. Any person who is so appointed will serve as director until the expiration of the term of office of the class of directors to which he or she is appointed.

     No person over 70 may serve as a director.  Mr. Daniel C.
Gohn, a Class B Director since 1992, who attained the age of 70 in August, 2001, retired as of that date from his position as director of the corporation.

     The bylaws also require that a director own shares of common stock of the corporation having a total fair market value of at least $30,000 at the time the director is elected or appointed to the Board.

     At the 2002 Annual Meeting of Shareholders, three Class C Directors shall be elected to serve for a three-year term and until their successors are elected and qualified. The Board of Directors of the corporation has nominated the current Class C Directors to serve as Class C Directors for the next three-year term of office. The nominees for re-election this year are as follows:

     *  William E. Eby;
     *  Benjamin W. Piersol, Jr.; and
     *  Donald H. Wolgemuth.

     Each nominee has consented to serve a three-year term of office and until his successor is elected and qualified; subject, however, to required retirement at the age of 70. Upon the required retirement of a director, the Board may either appoint a new director to serve the remainder of the term or reduce the number of directors on the Board.

     Except as provided above, the Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the three nominees named above. If any nominee should become unavailable for any reason, the proxy holders will vote the proxies in favor of a substitute nominee selected by the Board of Directors.

     The Articles of Incorporation for the corporation prohibit cumulative voting in the election of directors. Each share of common stock held on the record date entitles its owner to cast one vote for each nominee. For example, if a shareholder owns 10 shares of common stock, he or she may cast up to 10 votes for each nominee.

     The Board of Directors recommends that shareholders votes
FOR the election of the above nominees for Class C Director.


                          MANAGEMENT

Governance
__________

     The Board of Directors of the corporation oversees all business, property and affairs of the corporation. The Chairman and officers keep the members of the Board informed of the corporation's business through discussions at Board meetings and by providing materials to them. During 2001, the Board of Directors held 13 meetings. The directors of the corporation also serve as the directors of the corporation's bank subsidiary, Union National Community Bank. The Board of Directors of the bank held 24 meetings in 2001. The Board of Directors of Union National Insurance Agency held 1 meeting in 2001. Each of the directors attended at least 75% of the total number of Board and committee meetings of the corporation's Board of Directors and at least 75% of the total number of Board and committee meetings of the bank's Boards of Directors during 2001.

Directors
_________
     The following biographies provide selected information, as of March 20, 2002, about the directors of the corporation, including their occupation for at least the last five years. The terms of office for the various classes of directors expire as follows:

     *  The term for Class A Directors expires in 2003.
     *  The term for Class B Directors expires in 2004.
     *  The term for Class C Directors expires in 2002.

Name and Position                           Director     Class of
with the Company                             Since       Director
_________________                           ________     ________
Donald H. Wolgemuth
Director, Chairman of the Board               1986          C

Franklin R. Eichler
Director, Vice Chairman of the Board          1986          A

William E. Eby
Director                                      1986          C

Mark D. Gainer
Director, President/Chief Executive Officer   1996          A

Carl R. Hallgren
Director, Secretary                           1986          B

David G. Heisey
Director                                      1986          B

Darwin A. Nissley
Director                                      1999          A

Lloyd C. Pickell
Director                                      2001          B

Benjamin W. Piersol, Jr.
Director                                      1996          C

Daniel H. Raffensperger
Director                                      1992          B

Class A Directors (to serve until 2003)

Franklin R. Eichler     Mr. Eichler (age 69) is the Chairman of
                        the Board, former President and Director
                        of the Sico Company, a distributor of
                        petroleum products, located in Mount Joy,
                        Pennsylvania.   He is also Chairman of
                        the Board, former President and director of the First Mount Joy Corporation (the holding company for Sico Company), and the part-time Treasurer and a director of The Sico Foundation, a charitable organization. He has served as a director and the Vice Chairman of the corporation's Board of Directors since
                        1986. He has served as a director of the bank since 1983 and as Vice Chairman of the bank since 1997.

Mark D. Gainer          Mr. Gainer (age 47) has served as
                        President and Chief Executive Officer of the corporation and its banking subsidiary since January 1999. He served as Vice President of the corporation from 1986 through 1998, as Senior Vice
                        President of the bank from 1982 through
                        1998, and as Chief Operating Officer of
                        the bank from 1996 through 1998. He has served as a director of the corporation and the bank since 1996.

Darwin A. Nissley       Mr. Nissley (age 44) is a farmer and
                        partner in Nissley Brothers. He is also a director of Lancaster Stockyards. He has served as a director of the corporation and the bank since 1999.

Current Class B Directors (to serve until 2004)

Carl R. Hallgren        Mr. Hallgren (age 64) is an attorney-at-
                        law.  He is part-owner and Treasurer of
                        the law firm of Morgan, Hallgren,
                        Crosswell & Kane, P.C., in Lancaster,
                        Pennsylvania, where he practices law.
                        Mr. Hallgren is also director, Vice
                        President and Secretary of Conestoga
                        Financial Corporation (a title insurance company); director, Vice President and
                        Secretary of Conestoga Title Insurance
                        Company; and director and Treasurer of
                        Seven Hundred North Duke Abstract, Inc.
                        He has served as a director and as
                        Secretary of the corporation since 1986
                        and as a director of the bank since 1971.
                        He has also provided legal services to
                        the bank since 1979.

David G. Heisey         Mr. Heisey (age 68) is the President and
                        owner of David G. Heisey, Inc., a
                        building contractor in Elizabethtown,
                        Pennsylvania.  He is also President and
                        part-owner of Timber Villa, Inc., a
                        retirement community.  Mr. Heisey has
                        served as a director of the corporation
                        since 1986 and as a director of the bank since 1977.

Lloyd C. Pickell        Mr. Pickell (age 55) is a self-employed
                        public accountant in Manheim,
                        Pennsylvania. He is also Secretary and
                        Controller for J. B. Hostetter & Sons,
                        Inc. and Secretary and Treasurer of
                        Grandview Meadows, Inc.  He has been a
                        director of the corporation since 2001.

Daniel H. Raffensperger Mr. Raffensperger (age 67) is the
                        President, part-owner and Chairman of the Board of The Continental Press, Inc., a publisher located in Elizabethtown, Pennsylvania. He is also the President and part-owner of ITP of USA, Inc., a commercial printing company. Mr. Raffensperger has been a director of the corporation and the bank since 1992.

Class C Directors (to serve until 2002)
   and
Nominees for Class C Directors (to serve until 2005, if re-elected)

William E. Eby          Mr. Eby (age 65), now retired, served as
                        the President and Chief Executive Officer of the corporation from 1986 through 1998 and of the bank from 1984 through 1998.
                        He has been a member of the corporation's
                        Board of Directors since 1986 and of the bank's Board of Directors since 1985.

Benjamin W. Piersol, Jr Mr. Piersol (age 49), a pharmacist, is the Vice President and co-owner of
                        Sloan's Pharmacy, Inc., a retail pharmacy located in Lancaster County. He also serves as a director of Scriptfast Inc. Mr. Piersol became a director of the corporation and the bank in1996.

     Donald H. Wolgemuth     Mr. Wolgemuth (age 66), now retired, is a
                        partner of Donegal Producers, an
                        organization engaged in renting and
                        developing land in Lancaster County since
                        1996. Prior to 1997, he was President of Orchard View Farms, Inc., an agribusiness corporation. He is also Treasurer and part-owner of Hill-n-Dale Farm, another agribusiness. Mr. Wolgemuth has served as a director and as Chairman of the Board of the corporation since 1986, as Chairman of the Board of the bank since
                        1979, and as a director of the bank since
                        1967.  He is authorized to attend the
                        meetings of all committees of the Boards of Directors of the corporation and the bank.

Committees of the Board of Directors
____________________________________

     During 2001, the corporation's and the bank's Boards of Directors maintained ten standing committees. The function of each of these committees is described below. Neither the corporation nor the bank maintains a nominating committee.

The bank's ASSET & LIABILITY MANAGEMENT INVESTMENT COMMITTEE makes recommendations to the Board of Directors concerning the investment of bank funds, monitors asset/liability management policies, manages earnings, liquidity and interest rate risk, and advises the Board of Directors on trends and related risks.

The bank's AUDIT COMMITTEE makes recommendations to the Board of Directors concerning the audit of the entire bank's operations.

The bank's COMPLIANCE COMMITTEE monitors procedures and documents for compliance with government regulations, evaluates regulatory changes, and monitors compliance functions in anticipation of regulatory examinations.

The bank's EDP (ELECTRONIC DATA PROCESSING) COMMITTEE monitors the electronic data processing systems in the bank's operations and procedures and makes recommendations for system enhancements to the Board of Directors.

The bank's HUMAN RESOURCES COMMITTEE makes recommendations to the Board of Directors concerning the salaries and benefits of directors, officers and employees of the bank. In addition, since the Stock Incentive Plan Committee was rolled into the Human Resources Committee starting in 1998, the Human Resources Committee has administered the corporation's stock incentive plans.

The bank's LOAN COMMITTEE advises and makes recommendations to the officers and directors of the bank concerning the loan functions of the bank.

The bank's PROPERTY & BUILDING COMMITTEE reviews bank facilities for needed maintenance and to advise the Board of Directors on construction projects for the bank.
The corporation's STRATEGIC PLANNING COMMITTEE reviews, analyzes and presents recommendations to the Board of Directors regarding the corporation's and bank's strategic plan.

The bank's TRUST COMMITTEE provides general supervision over all trust accounts held in the bank's Trust Department and reviews all new and closed trust accounts.

The bank's TRUST INVESTMENT COMMITTEE advises and makes recommendations to the
Board of Directors concerning the investment and disposition of all funds held in a fiduciary capacity by the bank's Trust
Department.

             Committees of the Boards of Directors
                    as of December 31, 2001

COMMITTEE             MEMBERS ON COMMITTEE (1)       Meetings
                                                     Held in 2001
___________________   ____________________________   ____________
ASSET & LIABILITY
MANAGEMENT INVESTMENT Clement M. Hoober, Chairman         4
                      Darwin A. Nissley
                      Michael A. Frey
                      Mark D. Gainer
                      Carl R. Hallgren
                      Lloyd C. Pickell
                      Richard H. Steltzer
                      John C. Boyer, Jr.
                      Dwight N. Kreiser
                      J. Mark Poliski

AUDIT                 Benjamin W. Piersol,
                           Jr., Chairperson               4
                      Franklin R. Eichler
                      David G. Heisey
                      Darwin A. Nissley
                      Lloyd C. Pickell

COMPLIANCE            Outsourcing Partnership,            1
                           Chair (9/1/01-present)
                      Evelyn I. Dehmey, Chairperson
                           (until 9/1/01)
                      Stephen D. Garber
                      Cheryl A. Glass
                      J. Mark Poliski
                      Clement M. Hoober

EDP (ELECTRONIC
DATA PROCESSING)      Clement M. Hoober, Chairperson      1
                      Franklin R. Eichler
                      Mark D. Gainer
                      William D. Linkous
                      Daniel H. Raffensperger
                      Stephen D. Garber

HUMAN RESOURCES       Franklin R. Eichler,
                           Chairperson                    9
                      David G. Heisey
                      Benjamin W. Piersol, Jr.
                      Daniel H. Raffensperger
                      Mark D. Gainer, Ex Officio
                      Deana G. Hollister, Ex Officio

COMMITTEE             MEMBERS ON COMMITTEE (1)       Meetings
                                                     Held in 2001
___________________   ____________________________   ____________
LOAN                  J. Mark Poliski, Chairman           42
                      Donald H. Wolgemuth/
                           Franklin R. Eichler
                      Mark D. Gainer
                      Michael L. Maurer
                      David A. Bernot
                      Laura Kemmick, Ex Officio
                      Michael A. Frey
                      John C. Boyer, Jr.

PROPERTY & BUILDING   David G. Heisey, Chairperson        12
                      William E. Eby
                      Richard K. Frey
                      Mark D. Gainer
                      Thomas C. Mayer

STRATEGIC PLANNING    Mark D. Gainer, Chairperson         1
                      William E. Eby
                      Franklin R. Eichler
                      Michael A. Frey
                      Clement M. Hoober
                      Benjamin W. Piersol, Jr.
                      Donald H. Wolgemuth

GENERAL TRUST         Donald H. Wolgemuth, Chairperson    12
                      Mark D. Gainer, Vice Chairperson
                      Carl R. Hallgren
                      William E. Eby
                      Daniel C. Gohn
                      Daniel H. Raffensperger
                      Robert S. Luttrell, Ex Officio
                      Charles R. Starr, Secretary/ Ex Officio

TRUST INVESTMENT      Robert S. Luttrell, Chairperson     2
                      Michael A. Frey
                      Mark D. Gainer
                      Charles R. Starr

(1) As Chairman of the Board, Donald H. Wolgemuth is authorized to attend all committee meetings.

Report of the Audit Committee
_____________________________

     The Audit Committee oversees the corporation's financial reporting process on behalf of the Board of Directors. A copy of the Committee's written charter, adopted by the Board of Directors, was attached to last year's proxy statement. Management has the primary responsibility for the financial statements and the reporting process, including the systems of
internal control.   In fulfilling its oversight responsibilities,
the Committee reviewed and discussed the audited financial statements in the Annual Report for fiscal year 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion of the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has reviewed and discussed with the independent auditors the auditors' independence from management and the corporation, including the matters in the independent auditors' written disclosure and letter received by the Committee, as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The Committee discussed with the corporation's internal and independent auditors the overall scope and plans for their respective audits of the 2001 financial statements. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the corporation's internal controls and the overall quality of the corporation's financial reporting. The Committee discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication on Audit Committees). The Committee held four meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Aggregate fees billed to the corporation and the bank by Beard Miller Company LLP, the independent auditors for the corporation, for services rendered during the year ended December
31, 2001, were as follows:

        Audit Fees                          $46,750.00
        Financial Information Systems
        Design and Implementation Fees      $        0
        All Other Fees                      $ 5,250.00


     The Committee considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee is comprised of five directors, all of whom are considered "independent" as defined in the National
Association of Securities Dealers (NASD) listing standards.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The foregoing report has been furnished by the current members of the Audit Committee.

               Members of the Audit Committee
               Benjamin W. Piersol, Jr., Chairman
               Franklin R. Eichler
               David G. Heisey
               Lloyd C. Pickell (as of 1/1/02)
               Darwin A. Nissley

Cash Compensation of Directors
______________________________

     Directors receive no remuneration for attendance at meetings of the Board of Directors of the corporation. Each outside director of the bank received, in 2001, $340 for each Board Meeting, $156 for each committee meeting attended or special assignment, and a $4,499 annual retainer. In addition to the foregoing fees, Donald H. Wolgemuth, Chairman of the Board, and Franklin R. Eichler, Vice Chairman of the Board, received fees of $8,572 and $4,287, respectively, for their services in 2001 as Chairman and Vice Chairman. In the aggregate, directors received approximately $156,305 for all Board of Directors' meetings and committees meetings attended in 2001, including all retainers and the fees paid to the Chairman and Vice Chairman.

1999 Independent Directors Stock Option Plan
____________________________________________
     In 1999, the Board of Directors reserved 66,150 shares of common stock, as adjusted for stock dividends, for issuance under the1999 Independent Directors Stock Option Plan, and shareholders approved the plan at the 1999 Annual Meeting of Shareholders.
The purposes of the plan are as follows:

     * To advance the development, growth and financial condition of the corporation and the bank by providing additional incentives to non-employee members of the Board of Directors of the corporation by encouraging them to acquire stock ownership in the corporation;
     * To secure, retain and motivate non-employee directors of the corporation; and
     * To align the interests of non-employee directors with the interests of shareholders, including the interest in the appreciation of the corporation's stock.

     Persons eligible to receive awards under the plan are those directors who are not employees of either the corporation or its
subsidiaries.   Under the plan, each non-employee director is
granted options to purchase 1,102 shares of common stock, as adjusted for stock dividends, at each annual organization meeting of the Board following the corporation's Annual Meeting of Shareholders. Accordingly, on May 16, 2002, the corporation granted each of ten independent directors options to purchase
1,102 shares of common stock.   The exercise price is the fair
market value of the common stock at the time of grant, or $12.25. The recipient may exercise these stock options at any time during the 10-year period from the date of grant, subject to his or her continued employment by the corporation or bank. The number of shares issuable under the plan may be adjusted for stock splits, stock dividends and other capital changes.

Procedure for Nominating Directors
__________________________________

     The corporation does not have a nominating committee. The entire Board of Directors selects nominees for the position of director. A shareholder who desires to nominate an individual for director should submit a proposal in writing to the Secretary of the corporation, in accordance with Section 10.1 of the corporation's bylaws, not less than 60 days prior to the date of any meeting of shareholders called for the election of directors. The nominating shareholder must include in the proposal certain information listed in Section 10.1 of the bylaws, as follows:

     *  The name and address of each proposed nominee;
     *  The age of each proposed nominee;
     *  The principal occupation of each proposed nominee;
     * The number of shares of the corporation owned by each proposed nominee;
     * The total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;
     * The name and residence address of the notifying shareholder; and
     * The number of shares of the corporation owned by the notifying shareholder.

     You may obtain a copy of the corporation's bylaws by writing to Carl R. Hallgren, Secretary, Union National Financial
Corporation, P.O. Box 567, 101 East Main Street, Mount Joy,
Pennsylvania 17552.

Executive Officers of the Corporation
_____________________________________

     The following table sets forth selected information, as of March 20, 2002, about the executive officers of the corporation, each of whom is elected by the Board of Directors annually and each of whom holds office at the discretion of the Board of Directors, except that certain officers have employment agreements with the corporation. See "Executive Compensation - Employment Contracts" below.

                                Bank        Number of
                        Held   Employee   Shares Bene-
Name and Position       Since    Since   ficially Owned (1)   Age
____________________    _____ _________  __________________   ___
Mark D. Gainer,
President/
Chief Executive Officer 1999(3) 1976          35,210(2)        47

Clement M. Hoober,      1991/
Chief Financial Officer/1998(4)
Treasurer                       1988          16,485(2)        46

Charles R. Starr,
Insider Trading
Compliance Officer      1991    1970           4,801(5)        55

Michael A. Frey,
Vice President          1999    1998          18,226(2)        37
_______________________

(1) Rounded to the nearest whole share. The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 20, 2001. However, options granted on December 13, 2001, under the 1997 Stock Incentive Plan, which will become exercisable on June 13, 2002, are also included. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  For information on nature of ownership, please refer to
"Principal Ownership of the Corporation's Stock by Principal
Shareholders and Management   Share Ownership by the Directors,
Executive Officers and Nominees" above.

(3) Prior to his appointment as President/CEO, Mr. Gainer had served as Vice President of the corporation since 1986.

(4) Mr. Hoober has served as Chief Financial Officer since 1991 and as Treasurer since 1998.

(5) Includes 2,546 shares held jointly with his spouse and options to purchase 2,255 shares.

Executive Officers of the Bank
______________________________

     The following table presents selected information, as of March 20, 2002, about the executive officers of the bank, each of whom is elected annually by the Board of Directors and each of whom holds office at the discretion of the Board of Directors, except that certain officers have employment agreements with the bank. See "Executive Compensation - Employment Contracts" below.

                                                   Number of
                 Office and               Bank       Shares
                 position         Held  Employee Beneficially
Name           with the Bank      Since   Since    owned(1)   Age
______________ _________________  _____ ________ ____________ ___
Mark D. Gainer  President/Chief
                Executive Officer  1999    1976    35,210(2)   47

Michael A. Frey Executive Vice
                President/Chief    2001/
                Operating Officer  1999(3) 1998    18,226(2)   37

Clement M.
  Hoober        Senior Vice President/
                Chief Financial
                Officer            1998    1988    16,485(2)   46
_________________________

(1) Rounded to the nearest whole share. For definition of "beneficial ownership," see footnote no. 1 to above table under "Executive Officers of the Corporation."

(2)  For information on nature of ownership, please refer to
"Principal Ownership of the Corporation's Stock by Principal
Shareholders and Management   Share Ownership by the Directors,
Executive Officers and Nominees" above.

(3)  Mr. Frey has served as Executive Vice President since
January 1, 2001.  Prior to that, he had served as Senior Vice
President since 1998.  He has been Chief Operating Officer since
1999. Prior to joining the corporation's and the bank's management team in 1998, Mr. Frey's principal business experience was as Regional Vice President at CoreStates Bank, N.A.

                     EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation paid to the following individuals for all services to the corporation and the bank for the 2001, 2000 and 1999 fiscal years:

     *  The Chief Executive Officer, and
     * The other four most highly compensated executive officers of the corporation and the bank, to the extent each person's total annual salary and bonus exceeded $100,000 for the 2001 fiscal year.

                    SUMMARY COMPENSATION TABLE
                    __________________________

                      Annual Compensation
                      ___________________

(a)                 (b)      (c)            (d)          (e)

                                                        Other
Name and                                                Annual
Principal                   Salary          Bonus    Compensation
Position            Year     ($)             ($)         ($)
___________________ ____ _____________  ____________ ____________

Mark D. Gainer,     2001 160,675.43(12) 33,900.41(1)       -
President/Chief     2000 149,533.76           -            -
Executive Officer   1999 132,823.36      5,766.66(4)       -
of the corporation
and the bank

Michael A. Frey,    2001 126,796.48(12) 31,751.07(2)       -
Vice President of   2000 119,718.40           -            -
the corporation;    1999 113,048.32      3,071.45(4)       -
Executive Vice
President/ Chief
Operating Officer
of the bank

Clement M. Hoober,  2001 105,745.21(12) 19,072.57(3)       -
Chief Financial     2000  97,230.48      4,750.00(5)       -
Officer/Treasurer   1999  95,387.84      2,593.89(4)       -
of the corporation;
Senior Vice President
/Chief Financial
Officer of the bank

                    Long-Term Compensation
                    ______________________

(a)             (f)          (g)           (h)           (i)


                                Securities
Name and            Restricted  Underlying
Annual                Stock      Options/     LTIP     All other
Principal            Award(s)      SARs      Payouts Compensation
                         ($)         (#)       ($)       ($)
___________________ __________ _____________ _______ ____________

Mark D. Gainer,         -        10,000(6)      -   16,257.52(9)
President/Chief         -         5,000(6)      -   13,798.87(9)
Executive Officer       -        10,500(6)      -   11,982.37(9)
of the corporation
and the bank

Michael A. Frey,        -         7,500(7)      -   14,003.11(10)
Vice President of       -         2,500(7)      -   11,012.31(10)
the corporation;        -         5,250(7)      -    3,937.93(10)
Executive Vice
President/ Chief
Operating Officer
of the bank

Clement M. Hoober,      -         5,000(8)      -   11,181.15(11)
Chief Financial         -         2,500(8)      -    9,426.45(11)
Officer/Treasurer       -         5,250(8)      -    8,217.84(11)
of the corporation;
Senior Vice President
/Chief Financial
Officer of the bank

_______________________

(1)  Includes a $27,150.41 bonus under the 2001 Management
Incentive Plan earned in 2001, but paid in 2002, a service award of $250.00 and a discretionary stock bonus of approximately
$6,500.

(2) Includes $15,000 as a discretionary bonus in 2001, as well as a $16,751.07 bonus under the 2001 Management Incentive Plan earned in 2001, but paid in 2002.

(3) Includes $5,000 as a discretionary bonus in 2001, as well as a $14,072.57 bonus under the 2001 Management Incentive Plan earned in 2001, but paid in 2002.

(4) Discretionary Bonus awarded under a bank-wide incentive compensation program.

(5)  Discretionary Board Bonus.

(6) The 1999 award is adjusted for stock dividends after the date of grant. The corporation originally granted Mr. Gainer 10,000 options on December 9, 1999. The exercise price of these options, as adjusted for stock dividends, is $19.42 per share. On December 14, 2000, the corporation granted Mr. Gainer options to purchase 5,000 shares at the exercise price of $12.10. These options are currently exercisable. On December 13, 2001, the corporation granted Mr. Gainer options to purchase 10,000 shares at the exercise price of $13.73. These will become exercisable on June 13, 2002. The term of all options is ten years.

(7) The 1999 award is adjusted for stock dividends after the date of grant. The corporation originally granted Mr. Frey 5,000 options on December 9, 1999. The exercise price of these options, as adjusted for stock dividends, is $19.42 per share.
On December 14, 2000, the corporation granted Mr. Frey options to purchase 2,500 shares at the exercise price of $12.10. These options are currently exercisable. On December 13, 2001, the corporation granted Mr. Frey options to purchase 7,500 shares at the exercise price of $13.73. These will become exercisable on June 13, 2002. The term of all options is ten years.

(8) The 1999 award is adjusted for stock dividends after the date of grant. The corporation originally granted Mr. Hoober 5,000 options on December 9, 1999. The exercise price of these options, as adjusted for stock dividends, is $19.42 per share.
On December 14, 2000, the corporation granted Mr. Hoober options
to purchase 2,500 shares at the exercise price of $12.10.   These
options are currently exercisable. On December 13, 2001, the corporation granted Mr. Hoober options to purchase 5,000 shares at the exercise price of $13.73. These will become exercisable on June 13, 2002. The term of all options is ten years.

(9) Includes life insurance premiums amounting to $412.68 in 2001, $396.00 for 2000 and for 1999 (premium cost of $275,000 term life insurance for 2001, and a $150,000 term life policy for 2000 and 1999). Also includes premiums for long-term disability insurance amounting to $312.00 in 2001, $336.00 in 2000 and in 1999, and $994.56 in 2001 and $831.60 in 2000 for short-term disability insurance. Also includes employer's contributions to the 401(k) Profit Sharing Plan or the Employee Profit Sharing Retirement Trust Fund of $14,538.28, $12,235.27 and $11,250.37,
for 2001, 2000, and 1999, respectively.

(10) Includes life insurance premiums amounting to $433.80 for 2001, and $396.00 for 2000 and for 1999 (premium cost of $300,000 term life insurance, and a $150,000 term life policy for 2000 and
1999). Also includes premiums for long-term disability insurance amounting to $253.50 in 2001, and $210.00 in 2000 and in 1999,
and $787.68 in 2001 and $709.08 in 2000 for short-term disability insurance. Also includes employer's contributions to the 401(k) Profit Sharing Plan of $12,528.13 for 2001, $9,697.23 for 2000
and $3,331.93 for 1999.

(11) Includes life insurance premiums amounting to $433.80 for 2001, and $396.00 for 2000 and for 1999 (premium cost of $300,000 term life insurance, and a $150,000 term life policy for 2000 and
1999). Also includes premiums for long-term disability insurance amounting to $240.54 in 2001, and $210.00 in 2000 and in 1999,
and $661.80 in 2001 and $598.56 in 2000 for short-term disability insurance. Also includes employer's contributions to the 401(k) Profit Sharing Plan of $9,845.01, $8,221.89 and $7,611.84, for
2001, 2000 and 1999, respectively.

(12) Includes accrual of paid time off. As determined by the Human Resources Committee, Mr. Gainer's base salary for 2001 was
$157,851.20;  Mr. Frey's base salary for 2001 was $125,008; and
Mr. Hoober's base salary for 2001 was $105,024.20.

Option Grants in Fiscal Year 2001
_________________________________

     We present below, information about any stock options which the corporation granted the executives named in the "Summary
Compensation Table" during 2001.


              OPTION/SAR GRANTS IN FISCAL YEAR 2001
                       INDIVIDUAL GRANTS
                       _________________

                                                       Potential
                                                      Realizable
                                                        Value at
                                                        Assumed
                                                     Annual Rates
                                                        of Stock
                                                          Price
                                                     Appreciation
                                                      for Option
                  Individual Grants                      Term(2)
                  _________________                  ____________

         Number of  % of Total
        Securities Options/SARs
        Underlying  Granted to  Exercise
         Options/  Employees in  or Base Expiration  5%    10%
       SARs Granted   Fiscal      Price     Date     ($)   ($)
Name      (#)        Year (1)     ($/Sh)
______ ____________ ___________ ________ _________ _____ _______
(a)    (b)          (c)         (d)      (e)       (f)   (g)
Mark D.
Gainer   10,000(1)    12.2%       13.73   12/13/11 86,347 218,821

Michael
A. Frey   7,500(1)     9.1%       13.73   12/13/11 64,760 164,116

Clement
M. Hoober 5,000(1)     6.1%       13.73   12/13/11 43,174 109,410
____________________________

(1) Options were granted on December 13, 2001, and will become exercisable on June 13, 2002.

(2) The fair market value of the stock options, when granted, was $13.73.

Option Exercises in 2001 and Year-End Option Values
___________________________________________________

     The following table sets forth certain information relating to stock options held by the executives named in the Summary
Compensation Table. As noted below, these executives did not exercise any of their stock options in 2001.


       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
            AND FISCAL YEAR-END OPTION/SAR(1) VALUES
            ________________________________________

Name             Shares    Value     Number of     Value of
                 Acquired  Realized  Securities    Unexercised
                 on        ($)       Underlying    in-the-Money
                 Exercise            Unexercised   Options/SARs
                 (#)                 Options/SARs  at FY-End ($)
                                     at FY-End (#) Exercisable/
                                     Exerciseable/ Unexercisable
                                     Unexercisable
_______________  ________  _________ _____________ _____________
(a)              (b)       (c)       (d)           (e)

Mark D. Gainer      0          0    22,054/10,000  1,250/6,200(2)

Michael A. Frey     0          0    10,506/7,500   5,625/4,650(2)

Clement M. Hoober   0          0    11,317/5,000   5,625/3,100(2)
________________

(1) A "SAR" is a stock appreciation right. The bank has not granted any SAR's.

(2) None of the options were in-the-money as of December 31, 2001. The fair market value of the corporation's common stock was $14.35 per share as of December 31, 2001.

401(k) Profit Sharing Plan
__________________________

     The corporation does not have a retirement or pension plan. The bank, however, has a 401(k) Profit Sharing Plan, which replaced the prior non-contributory Employee Profit Sharing Retirement Trust Fund in 1999. The 401(k) plan is intended to comply with the requirements of Section 401(k) of the Internal Revenue Code and is subject to the Employee Retirement Income Security Act of 1974 (ERISA). An employee is generally eligible to participate in the plan after one year of employment in which he or she has completed at least 1,000 "hours of service," but as of January 1, 2001, the plan was amended to exclude all fully commissioned team members as participants. A separate account is maintained within the plan for each participant. Any eligible employee may elect to contribute certain portions of salary, wages, bonuses or other direct compensation to the plan. Each year, the bank contributes to the plan an amount of matching contributions, at its discretion. The bank also makes annual nonelective contributions to the plan at its discretion and subject to profitability. As in the prior plan, a participant's interest in the plan vests in 20% increments over a five-year period, except for amounts deferred by the employee, which are immediately 100% vested. Also, when a participant attains the retirement age of 59 1/2, all amounts are 100% vested. A participant's retirement benefit is essentially his or her accumulated vested account balance.

     The bank estimates its contribution to the plan for 2001 as $277,943. In 2000 and 1999, the bank contributed $227,451 and $178,524, respectively, to the plan or the prior Employee Profit Sharing Retirement Trust Fund. In 2001 and 2000, the bank paid $7,336 and $6,870 respectively, for administrative expenses for the 401(k) plan. The accumulated 401(k) plan benefits and plan net assets as of December 31, 2001, the date of the latest actuarial report, are
presented below.   Mr. Gainer has 25 years of credited service
under the plan, Mr. Frey has 3 years of credited service, and Mr. Hoober has 13 years of credited service.

     Actuarial present value of accumulated plan benefits:
                                   December 31, 2001
                                   _________________
  Vested                             $5,225,526.32
  Non-Vested                             27,376.24
  Net Assets Available for Benefits  $5,252,902.56

Employment Contracts
____________________

     On January 1, 1999, the corporation, the bank and Mr. Mark
D. Gainer entered into an employment agreement. The agreement provides that Mr. Gainer serve as President and Chief Executive Officer of the corporation and the bank starting January 1, 1999, and defines Mr. Gainer's position, duties, compensation and benefits. The employment agreement has a term of five years, which term renews automatically for two additional successive five-year terms unless the corporation gives written notice of nonrenewal. The agreement also contains non-competition and confidentiality provisions.

     Mr. Gainer's current annual base salary under the agreement is $157,851. The corporation or the bank may increase the base salary from time to time. In addition, the corporation or the bank may periodically pay a bonus to Mr. Gainer. Mr. Gainer is also entitled to receive customary employee benefits made available to employees of the bank.

     Mr. Gainer will be entitled to 2.99 times the sum of his highest annual base salary under the agreement and the average of his annual bonuses for the last three calendar years, payable in 36 equal monthly installments, if:

     * Mr. Gainer terminates his employment for "good reason," as defined in the agreement;

     * The corporation or bank terminates Mr. Gainer's employment "without cause," as defined in the agreement, and absent a change in control of the corporation; or

     * Mr. Gainer's employment is terminated as the result of a change in control of the corporation.

In addition, for a period of three years, or until Mr. Gainer secures similar benefits through other employment, he will continue to receive his prior regular benefits, including life and health insurance. Also, with certain conditions, he will receive additional retirement benefits the same as had his employment continued through the remaining employment term.

     If Mr. Gainer's employment is terminated due to disability, he will be entitled to a benefit consisting of 70% of the following amount: his highest annual base salary under the agreement together with the average of his annual bonuses for the last three calendar years. Amounts payable under any disability plan of the corporation or the bank will be subtracted from the amount due. He will also continue to receive his regular employee benefits. These disability benefits will cease upon Mr. Gainer's return to employment, his death or his turning 65.

     If the corporation or bank terminates Mr. Gainer's employment "for cause," as defined in the agreement, all of his rights under the agreement will cease.

     Michael A. Frey entered into a Change of Control Agreement with the bank on August 2, 2001. The agreement was effective as of August 2, 2001, and will continue until either party gives the other written notice of termination of employment. If a change of control in the bank occurs and Mr. Frey's employment is terminated, other than "for cause," within six months after the date of the change in control, Mr. Frey will be entitled to receive a payment of 24 months of his current annual salary, paid biweekly. The agreement also contains a non-competition provision.

     Clement M. Hoober entered into a Change of Control Agreement with the bank on May 29, 2001. The agreement was effective as of May 29, 2001, and will continue until either party gives the other written notice of termination of employment. If a change of control in the bank occurs and Mr. Hoober's employment is terminated, other than "for cause," within six months after the date of the change in control, Mr. Hoober will be entitled to receive a payment of 24 months of his current annual salary, paid biweekly. The agreement also contains a non-competition provision.

Compensation Committee Report on Executive Compensation
_______________________________________________________

     The Board of Directors of the corporation is responsible for the governance of the corporation and its subsidiary, the bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the corporation's shareholders, customers and the communities served by the corporation and the bank. To accomplish the strategic goals and objectives of the corporation, the Board of Directors engages competent persons who undertake to reach these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the corporation's strategic mission. The bank provides compensation to the employees of the corporation and the bank.

     The fundamental philosophy of the corporation's and the bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The Human Resources Committee, comprised of the four outside directors, listed below, fulfills the function of a Compensation Committee and administers the compensation program. The objectives of the committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the corporation. Management believes that this policy will improve profitability, increase dividends to the corporation's shareholders and increase the appreciation in the market value of shares.

     Subject to the Board's approval, the Human Resources Committee determines general guidelines for the compensation of all officers of the corporation and the bank. Actual compensation for each officer is based on a performance review conducted by their supervisor. The Human Resources Committee, subject to the Board's approval, determines the Chief Executive Officer's, the Executive Vice President's and the Senior Vice President's compensation. The Board of Directors annually reviews the recommendations of the Human Resources Committee on compensation of the corporation's and bank's top executives. During 2001, the Board approved all such recommendations. As a guideline for review in determining base salaries, the committee uses information composed of outside, independent compensation surveys. Various peer groups are provided for a comparison basis. The peer groups include banks ranging from $200 million to $500 million in assets, and a regional peer group that includes south central Pennsylvania banks. These peer groups are different than the peer group used for the "Shareholder Return Performance Graph" which appears below. The peer group on the performance chart includes bank holding companies and banks listed on NASDAQ which may not be located in Pennsylvania. The committee refers to Pennsylvania peer group banks because of common industry issues and competition for the same executive talent group.

Chief Executive Officer Compensation
____________________________________

     The Board of Directors determined that the Chief Executive Officer's 2001 base salary of $157,851, representing an increase over his 2000 salary of 7%, was appropriate based on the committee's subjective determination, after review of all information deemed relevant, including the corporation's and bank's financial performance. There was, however, no direct correlation between the salary increase and these criteria, nor was any specific weight given to an individual criterium.

Executive Officers
__________________

     In 2001, the Board of Directors increased the total compensation of the corporation's and the bank's executive officers by approximately 5.5% over 2000 compensation, which percentage excludes officers who were not regular full-time employees. Compensation increases were determined by the Human Resources Committee based on its subjective analysis of the individual's contribution to the corporation's strategic goals and objectives and, in some cases, on changes in the individual's position and duties. In determining whether strategic goals have been achieved, the Board of Directors considers, among numerous factors, the corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employees' compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, it deems relevant.

     Total compensation opportunities available to the employees of the bank are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the bank's success. Individuals are reviewed annually on a calendar year basis. The bank strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry. Through these compensation policies, the corporation strives to meet its strategic goals and to provide compensation that is fair and meaningful to its employees.

                   Human Resources Committee
                   _________________________

     Franklin R. Eichler, Chairperson     David G. Heisey
     Benjamin W. Piersol, Jr.             Daniel H. Raffensperger

Compensation Committee Interlocks and Insider Participation
___________________________________________________________

     The Human Resources Committee, which functions as the Compensation Committee, makes recommendations to the Board of Directors concerning the compensation of employees. The membership of this committee includes only outside directors. Mark D. Gainer, President and Chief Executive Officer, is an ex officio member of the Human Resources Committee, but does not participate in his own review or vote on his own salary increases. Deana G. Hollister is also an ex officio member of the Human Resources Committee.

Shareholder Return Performance Graph
____________________________________

     The line graph below provides an indicator of cumulative total shareholder return on the corporation's common stock as compared with the S&P 500 Stock Index, the Mid-Atlantic Custom Peer Group(*) and the 2001 Custom Peer Group (**) for the period of five fiscal years commencing January 1, 1997, and ending December 31, 2001. The graph shows the cumulative investment return, based on the assumption that a $100 investment was made on December 31, 1996, in each of the corporation's common stock, the S & P 500 Stock Index, the 2001 Custom Peer Group Index and the Mid-Atlantic Customer Peer Group. We computed these total returns based on the assumption that all dividends are reinvested in the stock. The shareholder return shown on the graph below is not necessarily indicative of future performance.

         Comparison of Five Year Cumulative Total Return
         _______________________________________________

                         [GRAPHIC]

[The following is a description of the Performance Graph in a tabular format.]

                               Period Ending
            _____________________________________________________

Index       12/31/96 12/31/97 12/31/98 12/31/99 12/31/00 12/31/01
_________________________________________________________________
Union
National
Financial
Corporation  100.00   101.07    86.47    81.36    64.11    76.01

S&P 500      100.00   133.37   171.44   207.52   188.62   166.22

Mid-Atlantic
Custom Peer
Group*       100.00   148.79   163.33   142.17   127.77   160.21

2001 Custom
Peer Group** 100.00   147.28   171.24   141.11   127.89   169.02


* Includes banks under $1 billion in total assets located in Pennsylvania, Maryland, New York and New Jersey.

**     The Custom Peer Group Index includes the following
companies: ACNB Corporation, CNB Financial Corporation, First Chester Corporation, Franklin Financial Services Corporation, Juniata Valley Financial Corp., Penseco Financial Services Corp., and PennRock Financial Services Corp. These companies were selected based on three criteria: total assets, market capitalization, and headquarters located in Pennsylvania.
Drovers Bancshares Corporation is included for all years prior to 2001.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as set forth in the paragraphs immediately below, the corporation and the bank have not been involved in any material transactions since January 1, 2001, in which any director or executive officer of the corporation or the bank, any beneficial owner of more than 5% of the common stock of the corporation or any associate of such persons had a material interest. The corporation and the bank have engaged in, and intend to continue to engage in, banking and financial transactions in the ordinary course of business with directors and officers of the corporation and the bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the corporation and the bank.

     Total loans outstanding from the corporation and the bank at December 31, 2001, to the corporation's and the bank's officers and directors as a group and to members of their immediate families and companies in which they had an ownership interest of 10% or more was $5,588,000 or approximately 23% of the total equity capital of the bank. These loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 15, 2002, to the above described group was $5,865,000.

     In addition, the law firm Morgan, Hallgren, Crosswell & Kane, P.C., of which Carl R. Hallgren is a greater than 10% shareholder and at which Mr. Hallgren is employed as an attorney, provides routine legal services to the corporation and bank at its customary fee schedule. The amount of fees paid by the corporation and the bank to the law firm in 2001 accounted for less than 5% of the law firm's gross revenues for 2001. The corporation and the bank intend to continue to hire this firm for legal services in the future.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the corporation's directors, executive officers and shareholders owning in excess of 10% of the corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the corporation with the Securities and Exchange Commission (SEC). SEC regulations require that these reporting persons furnish the corporation with copies of all Section 16(a) forms which they file. Based on a review of copies of such reports received by it, and on written representations of certain reporting persons that no Forms 5 were required, the corporation believes that the reporting persons complied with all such
Section 16(a) filing requirements in a timely fashion.

                       LEGAL PROCEEDINGS

     In the opinion of the management of the corporation and the bank, there are no proceedings pending that involve the corporation or the bank, which, if determined adversely to them, would have a material effect on their undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the corporation and the bank. In addition, to management's knowledge, no government authorities have initiated, threatened to initiate, or contemplated any material legal actions against the corporation or the bank.


                      INDEPENDENT AUDITORS

     The Board of Directors has appointed Beard Miller Company LLP, as the corporation's independent auditors for its 2002 fiscal year. Beard Miller Company LLP, formerly Beard & Co., Inc., also served as the corporation's independent auditors for the 2001 fiscal year. Beard Miller Company LLP, has informed the corporation that none of its members has any financial interest in the corporation or the bank. A representative from the firm will be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement, if the representative desires to do so. The representative is expected to be available to respond to appropriate questions.

     On April 6, 2000, Trout, Ebersole & Groff, LLP, had informed the corporation that it declined to be reappointed as the corporation's independent auditors for the examination of the corporation's financial statements for the fiscal year ending December 31, 2000, because it was no longer able to perform the type of services required by the corporation. During the fiscal years 1999 and 1998 and interim periods, there were no disagreements with Trout, Ebersole & Groff, LLP, on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which agreements, if not resolved to the satisfaction of Trout, Ebersole & Groff, LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. In addition, during that period, there have been no "reportable events" with Trout, Ebersole & Groff, LLP, as described in Item 304(a)(1)(i)(v) of Regulation S-K of the Securities and Exchange Commission. "Reportable events" would include the accountants' having advised the corporation that the internal controls necessary for the corporation to develop reliable financial statements did not exist, that information came to the accountants' attention that led it to be no longer able to rely on management's representations or that made it unwilling to be associated with the financial statements prepared by management; and certain other events. On April 27, 2000, upon approval by the Board of Directors, the corporation appointed Beard & Co., Inc., now Beard Miller Company, LLP, as the corporation's independent auditors for the 2000 fiscal year. During the corporation's 1999 and 1998 fiscal years and interim periods prior to engaging the new auditors, the corporation did not consult Beard and Co., Inc., regarding any of the matters listed in Item 304(a)(2) of Regulation S-K.

        SHAREHOLDER PROPOSALS AT THE 2003 ANNUAL MEETING

     Any shareholder who, in accordance with the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2003 Annual Meeting of Shareholders, including nominations for directors, must deliver the proposal in writing to the President of Union National Financial Corporation at its principal executive offices, 101 East Main Street, Mount Joy, Pennsylvania 17552, no later than November 22, 2002.

     Also, if the corporation does not receive notice of a shareholder proposal that is not included in the corporation's proxy statement by February 21, 2003, the proxy holders at the 2002 Annual Meeting may vote against the proposal at their discretion. Under the corporation's bylaws, a different timeliness provision applies to nominations for directors. These must be submitted not less than 60 days prior to the date of the Annual Meeting. See "Management - Procedure for Nominating Directors" above.

                           OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders. If any matters are properly presented, the persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

                     ADDITIONAL INFORMATION

     We are enclosing a copy of the corporation's annual report with this proxy statement. In addition, any shareholder may obtain without charge a copy of the corporation's annual report on Form 10-K for its fiscal year ended December 31, 2001, including the financial statements and schedules, required to be filed with the Securities and Exchange Commission, by submitting a written request to Clement M. Hoober, Chief Financial Officer, Union National Financial Corporation, P.O. Box 567, 101 East Main Street, Mount Joy, Pennsylvania 17552.

         UNION NATIONAL FINANCIAL CORPORATION PROXY

      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                         APRIL 24, 2002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints Marilyn Geib and Erma Witmer, and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Union National Financial Corporation (the "Corporation) that the undersigned shareholder may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at The Gathering Place, 6 Pine Street, Mount Joy, Pennsylvania 17552, on Wednesday, April 24, 2002, at 10:00 a.m., Eastern Time, and at any adjournment or postponement of the meeting as follows:

1.   ELECTION OF THREE CLASS C DIRECTORS TO SERVE FOR A THREE-
YEAR TERM:

 Donald H. Wolgemuth    William E. Eby   Benjamin W. Piersol, Jr.

 [    ]  FOR all nominees        [    ]  WITHHOLD AUTHORITY
         listed above (except            to vote for all nominees
         as marked to the                listed above
         contrary below)*

     The Board of Directors recommends a vote FOR all nominees listed above.

     *Instruction:  To withhold authority to vote for any
individual nominee(s), write that nominee's name(s) on the space provided below:
     ____________________________________________________________

2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE
MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDERS.  IF NO
SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES
LISTED ABOVE.

Dated: __________________, 2001
                                   _____________________________
                                   Signature
                                   Print name:__________________



                                   _____________________________
                                   Signature
                                   Print name:__________________

Number of Shares Held of Record on March 20, 2002:_______________

    * This proxy must be dated, signed by the shareholder and returned promptly to Union National Financial Corporation in the enclosed envelope.

    * When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

    *   If stock is held jointly, each owner should sign.

            [Union National Financial Corporation Letterhead]


March 25, 2002

Dear Dividend Reinvestment and Stock Purchase Plan Participant:

     As a participant in the Union National Financial Corporation Dividend Reinvestment and Stock Purchase Plan ("Plan"), you are entitled to instruct the Plan Administrator, Union National Community Bank, Trust Department, to vote the shares that are held on your behalf in the Plan at the 2002 Annual Meeting of Shareholders of the Corporation. To instruct the Plan Administrator as to how you would like these shares voted at the Annual Meeting, please complete the enclosed Voting Instruction Card/Proxy. At the Annual Meeting, in accordance with the Plan, the Plan Administrator will vote the shares held in the Plan for which participants have executed and returned a Voting Instruction Card/Proxy.

     Enclosed is a copy of the Corporation's Notice of Annual Meeting and Proxy Statement in connection with the 2002 Annual Meeting of Shareholders and a copy of the Corporation's 2001 Annual Report. Also enclosed is a Voting Instruction Card/Proxy which should be completed and returned to the Plan Administrator in the enclosed envelope.

     If you have any questions, please contact the undersigned.

Sincerely,

/s/ Charles R. Starr

Charles R. Starr
Vice President, Trust Officer

          DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                 VOTING INSTRUCTION CARD/PROXY

               UNION NATIONAL FINANCIAL CORPORATION

    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2002

_________________________

     The undersigned hereby constitutes and appoints Charles R. Starr, Union National Community Bank, Plan Administrator for the Union National Financial Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan"), a proxy of the undersigned, with full power of substitution, to vote all of the shares of Union National Financial Corporation (the "Corporation") that the Plan holds on behalf of the undersigned and may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at The Gathering Place, Six Pine Street, Mount Joy, Pennsylvania 17552, on Wednesday, April 24, 2002, at 10:00 a.m., Eastern time, and at any adjournment or postponement of the meeting, as follows:

(1)   ELECTION OF CLASS C DIRECTORS TO SERVE FOR THE THREE-YEAR
TERM

Donald H. Wolgemuth    William E. Eby    Benjamin W. Piersol, Jr.

     [   ]   FOR all            [   ]   WITHHOLD AUTHORITY
             listed above (except       to vote for all
             as provided to the         nominees listed
             contrary below)*           above

    The Board of Directors recommends a vote FOR all nominees listed above.

   *INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE(S), WRITE THAT NOMINEE'S NAME(S) ON THE SPACE PROVIDED
BELOW:

     ____________________________________________________________


(2) In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE
MANNER DIRECTED BY THE UNDERSIGNED DIVIDEND REINVESTMENT AND
STOCK PURCHASE PLAN PARTICIPANT.  IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE.


Dated: _________________, 2002

                                  _______________________________

                                  _______________________________
                                  Signature(s) of Shareholder(s)
                                  Dividend Reinvestment and Stock
                                  Purchase Plan Participant

Number of Shares Held of Record on March 20, 2002:_______________

     THE VOTING INSTRUCTIONS REQUEST PERTAINS TO SHARES OF COMMON STOCK HELD IN YOUR DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN ACCOUNT BUT NOT REGISTERED IN YOUR NAME. SUCH SHARES OF COMMON STOCK CAN BE VOTED ONLY BY THE PLAN ADMINISTRATOR AS THE HOLDER OF RECORD OF THE SHARES.

     PLEASE DATE, SIGN AND RETURN YOUR VOTING INSTRUCTION
CARD/PROXY TO US PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

</DOCUMNET>